Exhibit 10.6

SCHEDULE
to the
2002 Master Agreement
dated as of __________
between

[name of Counterparty]
(“Counterparty”),

and

EACH FUND REGISTERED UNDER THE SECURITIES ACT OF 1933
LISTED IN SCHEDULE 1 TO THE FACILITY AGREEMENT (AS
DEFINED BELOW), THE FUNDS AT THE DATE HEREOF BEING
AS LISTED IN EXHIBIT A HERETO
severally and not jointly
(the “ Fund”),

acting by and through

ETF SECURITIES USA LLC
not in its individual capacity but as sponsor
(“Sponsor”)

It is understood and agreed that this document shall constitute a separate agreement with each party listed on Exhibit A attached hereto, as if each such party had executed a separate document naming only itself as the Fund, and that no party listed on Exhibit A shall have any liability under this document for the obligations of any other party engaging in Transactions with Counterparty, including any other party so listed. With respect to any one such party, (i) only Confirmations of Transactions between Counterparty and such party shall be part of the agreement with such party, (ii) references in this Agreement (including this Schedule) to the Fund shall be deemed to refer only to such party, and (iii) the term “this Agreement” shall be construed according to the foregoing provisions.

The parties have entered into a Facility Agreement dated [            ] 2011 as amended, restated or supplemented from time to time(the “Facility Agreement”) pursuant to which, inter alia, the parties have agreed, subject to the conditions therein specified, from time to time to create and terminate certain Transactions (described in the Facility Agreement as Commodity Contracts) to be governed by this Agreement.

Capitalized terms defined in the Facility Agreement shall have the same meanings in this Agreement.

Part 1
Termination Provisions

(a)	“Specified Entity” ” shall have no meaning with respect to either party.

(b)	“Specified Transaction” shall have no meaning with respect to either party..

(c)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to either party.

(d)

None of the Events of Default listed in Section 5(a) shall apply to either party, and all references to an “Event of Default” shall be deemed to be references to an Event of Default as set out below, and the definition of “Event of Default” in Section 14 of this Agreement shall be amended accordingly.

“Event of Default” means:

In the case of the Counterparty:

	(a)	The occurrence of a Counterparty Event of Default under the Facility Agreement;

(b)

A breach by the Counterparty of any of its obligations under this Agreement or any Credit Support Document provided that such breach (if capable of being rectified) is not rectified within (5) five Business Days of the Counterparty receiving written notice from the Trust of such breach;

(c)

A representation contained in Section 3 (other than a representation under Section 3 (e) or 3(f)) made or repeated or deemed to have been made or repeated by the Counterparty or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect which when made or repeated or deemed to have been made or repeated provided that such misrepresentation (if capable of being rectified) is not rectified within (5) five Business Days of the Counterparty receiving written notice from the Trust of such breach; or

	(d)	[the Credit Support Provider failing to pay an amount due under the [Guarantee], when due].

In the case of the Fund:

	(a)	the occurrence of a Fund Event of Default under the Facility Agreement;

(b)

a breach by the Fund of any of its obligations under this Agreement or any Credit Support Document provided that such breach (if capable of being rectified) is not rectified within (5) five Business Days of the Fund receiving written notice from the Counterparty of such breach; or

(c)

A representation contained in Section 3 (other than a representation under section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the Fund or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect which when made or repeated or deemed to have been made or repeated provided that such misrepresentation (if capable of being rectified) is not rectified within (5) five Business Days of the Fund receiving written notice from the Counterparty of such breach.

(e)

None of the Termination Events listed in Section 5(b) shall apply to either party, and all references to a “Termination Event” (other than an Additional Termination Event) shall be deemed to be references to a right to terminate arising under Clauses 9.1(a) or (b) (in the case of the Counterparty) or Clauses 9.2(a), (b), (c) or (e), of the Facility Agreement, or under Clauses 9.3 (Material Adverse Change), 9.4 (Fall in Intra-day Price) and the definition of “Termination Event” in Section 14 shall be amended accordingly. For the purposes of such Termination Events the person on whom the relevant termination notice is or may be served under Clause 9.1-9.4 shall be the sole Affected Party and (i) in the case of a Termination Event occurring under Clauses 9.1-9.3, all Transactions shall be Affected Transactions and (ii) in the case a Termination Event occurring under Clause 9.4, those Transactions in respect of which the Intra-day Price has fallen to or below zero shall be Affected Transactions.

(f)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event as specified below:

1)

Hedging Disruption Event. The occurrence of a “Hedging Disruption Event” as defined in the Facility Agreement entitling the Counterparty to give notice of a Compulsory Pricing Date in accordance with Clause 16.3 of the Facility Agreement with the Fund being the sole Affected Party and all Transactions which may be so terminated under such Clause 16.3 being Affected Transactions.

2)

Termination of Facility Agreement. The Facility Agreement is terminated for any reason other than an Event of Default (as defined therein). Both parties shall be Affected Parties for the foregoing Additional Termination Event and all Transactions shall be Affected Transactions.

3)

Prohibited Transaction. Following the application of the procedures in Clause 18[ ] of the Facility Agreement the relevant Shareholder does not give the required certification to the Fund or alternatively certifies that it is a Prohibited Benefit Plan Investor or a Prohibited US Person. The Fund shall be the sole Affected Party for the foregoing Additional Termination Event and all Transactions in respect of the Shares held by the relevant Shareholder shall be Affected Transactions.

(g)

If at any time an Event of Default with respect to a party has occurred and is then continuing the other party (the “non-Defaulting Party”) may exercise its rights of termination under Clause 9 of the Facility Agreement. The provisions of section 6 (Early Termination; Close-Out Netting) will not apply to either party.

(h)

If at any time a Termination Event with respect to a party has occurred and is continuing then if there is only one Affected Party the other party (the “non-Affected Party”) may exercise its rights of termination under Clause 9 of the Facility Agreement, and if there are two Affected Parties either party may exercise its right of termination on the terms of Clause 9 of the Facility Agreement.

Part 2
Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Counterparty and the Fund each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Counterparty makes the following representations to the Fund:

(i) In respect of each Transaction that Counterparty enters into under this Agreement through an Office that is located in the U.S., or for every Transaction in which personnel of Counterparty located in the U.S. materially participated, Counterparty makes the following representation to the Fund:

Each payment received or to be received by Counterparty in connection with this Agreement will be effectively connected with the conduct of a trade or business by Counterparty in the U.S. or treated by Counterparty as being received by Counterparty as an intermediary for a person that is a United States person with the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended.

(ii) In respect of each Transaction that Counterparty enters into under this Agreement through an Office that is not located in the U.S., and in which personnel of Counterparty located in the U.S. did not materially participate, Counterparty makes the following representations to the Fund:

No payment received or to be received by Counterparty under this Agreement will be effectively connected with Counterparty’s conduct of a trade or business within the U.S. It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. Each payment received or to be received by it in connection with this Agreement (other than interest under Section 2(e), 6(d)(ii) and 6(e)) qualifies as “Business Profits,” “Industrial and Commercial Profits,” “Interest” or “Other Income” under the Specified Treaty.

If such representation applies, then:

“Specified Treaty” means, with respect to a Transaction, the tax treaty applicable between the United States of America and Switzerland.

“Specified Jurisdiction” means the United States of America.

Counterparty is a ‘non-U.S. branch of a foreign person’ as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations (the “Regulations”), and Counterparty is a ‘foreign person’ as that term is used in section 1.6041-4(a)(4) of the Regulations.

(c)

Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, the Fund makes the following representation to Counterparty: It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.]

Part 3
Agreement to Deliver Documents

For the purposes of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each party agrees to supply the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Each party agrees to complete, accurately and in a manner reasonably satisfactory to the other party, and to execute, arrange for any required certification of, and deliver to the other party (or to such government or taxing authority as the other party reasonably directs), any form or document that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement (or a Credit Support Document of the other party) without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered

Counterparty

A duly completed and executed U.S. Internal Revenue Service Form W-9; or

With respect to each Transaction that is identified in Part 2(b)(i), one duly executed and completed U.S. Internal Revenue Service Form W-8ECI or Form W-8IMY with a Form W-9 attached (or successors thereto).]

[(i)] Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; [(ii) promptly upon reasonable demand by the Fund; and (iii) promptly upon learning that any form previously provided has become obsolete or incorrect.]

Counterparty

A duly completed and executed U.S. Internal Revenue Service Form W-9.

With respect to each Transaction that is entered into under this Agreement identified in Part 2(b)(i), one duly executed and completed U.S. Internal Revenue Service Form W-8BEN (or successor thereto).]

[(i)] Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; [(ii) promptly upon reasonable demand by the Fund; and (iii) promptly upon learning that any form previously provided has become obsolete or incorrect.]

The Fund	A duly completed and executed U.S. Internal Revenue Service Form W-9.

(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such Form previously provided by the Fund has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Counterparty	Credit Support Document, if any, specified in Part 4 of the Schedule, such Credit Support Document being duly executed if required.	Upon execution and delivery of this Agreement.	[ ]

	[Opinions]		[ ]

Counterparty, the Fund [and Sponsor]

Certificate of authority and specimen signatures of individuals executing this Agreement, any other document executed in connection with this Agreement, the Trust Documents and the Platform Documents where applicable.

		Upon execution and delivery of this Agreement and thereafter upon request.	[ ]

Counterparty

[Annual audited financial statements of Counterparty prepared in accordance with generally accepted accounting principles in the country in which Counterparty is organized.] [MCLI] [Annual audited financial statements of Counterparty’s Credit Support Provider prepared in accordance with generally accepted accounting principles in the country in which Counterparty’s Credit Support Provider is organized.]

		If not publicly available. promptly after request.	[ ]

The Fund [and Sponsor]

Annual Report of each such entity (if available) and audited financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such entity is organized (if not included within such Annual Report).

		As soon as available and in any event within [90] days after the end of each fiscal year of each such entity.	[ ]

The Fund and Sponsor	Certified copies of all corporate authorizations with respect to the execution, delivery and performance of this Agreement, the Trust Documents and the Platform Documents.	Upon execution and delivery of this Agreement.	[ ]

The Fund and Sponsor	Certified copies of the Trust Documents between the Fund and the Sponsor (if any), which authorize the Sponsor to execute, deliver and perform this	Upon execution and delivery of this Agreement.	[ ]

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Agreement (including each Confirmation), and the Platform Documents, [and to enter into Transactions as agent for the Fund].

The Fund	Any and all other information provided to investors of the Fund including, but not limited to, any revisions, amendments or material changes to prospectus, SAI, etc. affecting the Fund.	Concurrently with delivery to investors of the Fund.	[ ]

Part 4
Miscellaneous

(a)	Address for notices.

Counterparty

Notices or communications to Counterparty shall, with respect to a particular Transaction, be sent to the address or facsimile number reflected in the Confirmation of that Transaction shall be sent to:

	Address:	[ ]
	Attention:	[ ]
	Facsimile:	[ ]

The Fund
Address for notices or communications to the Fund shall be sent to the address, telex number or facsimile number specified below:

Address:
Attention:
Facsimile no:
Telephone no:

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:
In respect of Counterparty: Not applicable.
In respect of the Fund, the Fund appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) of this Agreement will apply to Counterparty and the Fund.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

[CP] Counterparty is not a Multibranch Party.
Party A is a Multibranch Party and may act through its branches in any of the following territories or countries:
Australia, England and Wales, Hong Kong, Singapore, Switzerland and United States of America.

The Fund is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is [________________], or such other person as may be appointed as Calculation Agent by the Trust.

(f)

Credit Support Document. [The Credit Support Annex attached hereto is a Credit Support Document with respect to Counterparty for all purposes hereunder and is incorporated herein and made a part of this Agreement as if set forth in full in this Agreement.] [MCLI][Counterparty: (i) The Credit Support Annex attached hereto is a Credit Support Document with respect to Counterparty for all purposes hereunder and is incorporated in and made a part of this Agreement [and each Confirmation] as if set forth in full in this Agreement [or such Confirmation], and (ii) a Guaranty, executed by Bank of America corporation in the form attached hereto as Exhibit B]

(g)	Credit Support Provider. Credit Support Provider means in relation to
	o	Counterparty: [Not Applicable][Applicable].
	o	the Fund: Not Applicable.

(h)	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

(i)	Netting of Payments. Multiple Transaction Payment Netting will [not] apply for the purpose of Section 2(c) of this Agreement[To be discussed].

(j)	“Affiliate” will have the meaning given in the Facility Agreement and Section 14 shall be amended accordingly.

Part 5
Other Provisions

(a)	Mutual Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

“(i)

Relationship Between Parties. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

(i)

Non-Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction: (i) it is acting as principal (and not as agent or in any other capacity, fiduciary or otherwise); (ii) the other party is not acting as a fiduciary or financial or investment advisor for it; (iii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and in such Credit Support Document; (iv) the other party has not given to it (directly or indirectly through any other person) any advice, counsel, assurance, guaranty, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document, or such Transaction; (v) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not upon any view expressed by the other party; (vi) all trading decisions have been the result of arm’s length negotiations between the parties; and (vii) it is entering into this Agreement, such Credit Support Document, and such Transaction with a full understanding of all of the risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.

		(ii)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).”

(iii)

Standardization, Creditworthiness, and Transferability. The economic terms of this Agreement, any Credit Support Document to which it is a party, and each Transaction have been individually tailored and negotiated by it; it has received and reviewed financial information concerning the other party and has had a reasonable opportunity to ask questions of and receive answers and information from the other party concerning such other party, this Agreement, such Credit Support Document, and such Transaction; the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, such Credit Support Document, and such Transaction; and the transferability of this Agreement, such Credit Support Document, and such Transaction is restricted as provided herein and therein.

(b)

Securities Act Representations. If any Transaction and/or the instrument underlying a Transaction is not otherwise exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), then each party makes the following representations, warranties and covenants with respect to such Transaction, and such representation, warranties and covenants shall remain in full force and effect whenever the offeree or buyer of the Transaction and/or the offeree or buyer of the instrument underlying the Transaction (the “Offeree”) shall enter into a Transaction, or make any payment or delivery relating to a Transaction:

	(A)	Each party is entering into the Transaction for its own account as principal, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part;

(B)

Each party acknowledges its understanding that the offer and sale of any Transaction with the other party is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. In furtherance thereof, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment, including a loss of its entire investment, and (ii) it is an “accredited investor” as that term is defined under Regulation D under the Securities Act, (iii) it has the knowledge and experience of investing in instruments similar to the Transaction and is capable of evaluating the risks and merits of the Transaction and has, or has had an opportunity to request, such information as it deemed necessary to make such evaluation; and

(C)

Each party understands that the Transaction has not been, and is not intended to be, registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless an exemption for such resale, pledge, assignment or disposition is available. Neither party is obliged to register the Transaction or to assist the Offeree in complying with any exemption from registration under the Securities Act or state securities laws.

(c)

Non-Public Information. Each party represents and warrants that, in effecting a Transaction referenced to a security, it will not be aware of any material non-public information or non-public price sensitive information with respect to any security related to a Transaction that, under applicable securities laws, it would have to disclose in advance to a party effecting a purchase or sale with the Offeree of such security.

(d)	Additional Fund Representations

(A)

Sponsor’s Authority: the Fund has the legal capacity to cause the Sponsor to act on its behalf as provided for in this Agreement. Sponsor is duly authorized to execute and deliver this Agreement, and to enter into Transactions, on the Fund’s behalf, and unless it has received written notice of termination of such authority, Counterparty shall be entitled to rely upon any and all instructions or notices received from Investment Adviser with respect to this Agreement or any Transaction, and Counterparty shall be under no duty to determine whether the giving of any notice or instruction, or the entry into any Transaction (including without limitation its nature and its amount), on behalf of the Fund is within the authority of Investment Adviser.

(B)

Compliance with Operative Documents, Laws and Regulation: the Fund represents, with respect to this Agreement and each Transaction, (i) it will be in full compliance with all Operative Documents and any rule, law or regulation and (ii) this Agreement and each Transaction is and will be authorized and permissible transactions and investments thereunder.

(C)

No Material Proposal. No proposal has been submitted to the holders of the Fund’s outstanding voting securities regarding any proposed change to or modification of (1) the Fund’s investment policies or guidelines or any Operative Document regarding the use of derivatives, (2) the nature of the Fund’s business or (3) any matter requiring the vote of the holders of the Fund’s voting securities, in each case which could reasonably be expected to materially adversely affect this Agreement or any Transaction.

(D)

No Regulatory Action: No action has been taken by the SEC and applicable state securities regulators to suspend or revoke any applicable registration and to its knowledge no investigation or regulatory proceeding has been commenced by the SEC or any state securities regulatory authority which is reasonably likely to materially adversely affect the Fund’s ability to perform its obligations hereunder and under any Transaction. ]

(e)	Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”.

(f)

[Consent to Disclosure. the Fund consents to Counterparty effecting such disclosure as necessary or appropriate to enable Counterparty to transfer the Fund’s records and information to process and execute the Fund’s instructions, or in pursuance of the Fund’s commercial interest, to any of its Affiliates[on the same terms as to confidentiality as apply to the Counterparty]. For the avoidance of doubt, the Fund’s consent to disclosure includes the right on the part of Counterparty to allow access to any such intended recipient of the Fund’s information, to the records of Counterparty by any means [subject always to such confidentiality obligations.]

(g)

Transfer. No Party shall assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Agreement without the prior written consent of the other Parties hereto. Any transfer or assignment by a Party of rights and/or obligations under this Agreement shall take effect only upon a simultaneous transfer of all other rights and/or obligations of such Party under the Platform Documents, unless specifically agreed to the contrary by all Parties hereto.

(h)

Recording of Conversations. Each party to this Agreement acknowledges and agrees to the recording of conversations between trading, operations and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to give notice to such personnel of it and its Affiliates that their calls will be recorded; and (iii) agrees that in any Proceedings, it will not object to the introduction of such recordings in evidence on grounds that consent was not properly given.

(i)

2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 13 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc., on 15th July 2003 are incorporated into and will supplement and form part of this Agreement. References in those definitions and provisions to any “ISDA 2002 Master Agreement” or “2002 Master” will be deemed to be references to this Agreement.

(j)	Separate Contracts. Section 1(c) of this Agreement is revised and replaced in its entirety by the following:

“(c)

Separate Agreements. Solely for the convenience of the parties hereto, in lieu of executing an individual Master Agreement between Counterparty and each the Fund entity, Counterparty and the Fund entities have determined to execute this single Master Agreement on the terms contained herein. Therefore, anything in this Master Agreement to the contrary notwithstanding, all Transactions between Counterparty and any particular the Fund, and all Confirmations thereof, shall constitute a single business and contractual relationship made in consideration of each other (each such business and contractual relationship, an “Entity Agreement”), as though each the Fund had executed a separate Master Agreement with Counterparty having the same terms of this Master Agreement. Each Entity Agreement is intended to be, and shall be treated for all purposes as, separate and apart from all Transactions and Confirmations between Counterparty and any other the Fund. Each Entity Agreement shall incorporate the terms and provisions of this Master Agreement. With respect to each such Entity Agreement:

	(i)	all references herein to “this Agreement” shall be construed solely as references to such Entity Agreement;

(ii)

all references herein to “the Fund,” or to any party, insofar as they apply to the Fund, shall be construed solely as references to the applicable the Fund, and not as references to any other the Fund entity;

(iii)

the netting provisions in Section 2(c) shall apply solely to Transactions included within such Entity Agreement, and there shall be no netting of payments with Transactions that are included in different Entity Agreements;

(iv)

except to the extent any default or event may constitute an Event of Default or a Termination Event by virtue of the definition of “Specified Entity,” no default or event by another the Fund and no Event of Default or Termination Event with respect to another Entity Agreement shall constitute an Event of Default or Termination Event with respect to such separate Entity Agreement;

(v)

the provisions of Section 6(e) regarding Payments on Early Termination shall be applied separately to each Entity Agreement and there shall be no netting of amounts payable pursuant thereto with respect to different Entity Agreements; and

(vi)

the Credit Support Annex attached hereto shall constitute a separate security agreement between Counterparty and the applicable the Fund (each such agreement, a “Security Agreement”); each such Security Agreement shall incorporate and be governed by all the terms and provisions of the Credit Support Annex, but shall constitute a separate contract; all references in the Credit Support Annex to “the Fund” or to any party, insofar as they apply to the Fund, shall be construed solely as references to the applicable the Fund, and not as references to any other the Fund; all references therein to “this Agreement” shall be construed solely as references to the respective Entity Agreement; all references therein to “this Annex” shall be construed solely as references to such Security Agreement; and the collateral requirements and other provisions of each such Security Agreement shall apply solely to Transactions included in the applicable Entity Agreement, and no collateral shall be required under any such Security Agreement for, nor shall any collateral under any such Security Agreement secure, Transactions included in any other Entity Agreement.

(k)

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[(l)	Sponsor’s Letter. the Fund acknowledges that the letter from the Sponsor (the Sponsor’s Letter”) received under Part 3 hereof is a material inducement to Counterparty in entering into this Agreement

(inclusive of any Transaction entered into hereunder), that Counterparty shall (in entering into this Agreement and any Transaction hereunder) rely on the representations set forth in the Sponsor’s Letter and would not enter into this Agreement or any Transaction hereunder if the Sponsor’s Letter were not delivered by the Investment Adviser.]

(m)

Additional Covenants Relating to Payments to Sponsor and Transactions Executed by Sponsor. In addition to its agreements under Section 4, the Fund agrees with Counterparty that, so long as either party has or may have any obligations under this Agreement: (i) Any amounts payable by Counterparty under this Agreement shall be deemed satisfied when paid by Counterparty in accordance with the instructions of the Sponsor and (ii) the Fund shall be bound as principal of any Transaction executed by the Sponsor (or any other person representing or purporting to represent the Sponsor) as its agent, notwithstanding any lack of authority or power to act on the part of the Sponsor or such other person.

(n)	No Plan Assets. Each of the Fund and the Sponsor represents (which representations will be deemed to be repeated at all times until the termination of this Agreement) that:

(i)

the Fund is not and is not acting on behalf of (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Tax Code, to which Section 4975 of the Tax Code applies, (C) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Tax Code by reason of Section 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise, or (D) a “governmental plan” (as defined in ERISA or the Tax Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any Similar Law; and

(ii)

Each of the Fund and the Sponsor will immediately give written notice to Counterparty in the event that either the Sponsor or the Fund is in breach or that, with the passing of time, giving of notice or expiry of any applicable grace period, will be in breach of any aspect of any of the representations in this Part 5(l) or that any of such representations are or will be untrue.

Notwithstanding anything to the contrary contained in the Agreement, the Fund agrees to indemnify and hold harmless Counterparty and its Affiliates (the “Indemnified Parties”) from and against any cost, damage or loss (including without limitation any excise taxes, fines, penalties, interest, profits disgorged, restitution, and any related attorneys fees and expenses) (“Losses”) incurred by the Indemnified Parties as a result of any of the representations in this Part 5(n) being or becoming untrue or any breach of ERISA, Section 4975 of the Tax Code or Similar Law caused by the Sponsor or the Fund which exposes the Indemnified Parties to any Losses. The foregoing sentence will remain in full force and effect in the event that this Agreement and/or all Transactions hereunder are terminated.

(o)	Sponsor.

(i) the Fund represents (which representations will be deemed repeated at all times until the termination of this Agreement) that (A) the Fund has the power to execute, deliver and perform each Transaction, and has taken all necessary action to authorize such execution, delivery and performance; (B) each Transaction does not violate, and is consistent with, the Trust Documents and any investment guidelines, objectives, policies, procedures and restrictions (including, without limitation, the 1940 Act and the U.S. Investment Advisers Act of 1940) applicable to the Fund.

(ii) The Sponsor represents (which representations will be deemed repeated at all times until the termination of this Agreement) that (A) the Sponsor has full discretion, power and authority to execute this Agreement on behalf of the Fund, without obtaining any prior consent or approval from the Fund or any other person, as the Fund’s agent and attorney-in-fact, (B) the Sponsor acts in its own right for the purpose of exercising its discretion, power and authority to execute this Agreement on behalf of the

Fund and (C) Counterparty is entitled to rely conclusively upon and will incur no liability from operating pursuant to any request, instruction, certificate, representation or other document furnished to Counterparty, or action taken, by any employee or agent of the Sponsor in connection with this Agreement and the Transactions thereunder, as though the same had been given or made by the Fund, unless and until such time as the Fund delivers written notice to Counterparty affirmatively revoking, terminating or modifying such authorization.

(p)	Safe Harbors. Each party to this Agreement acknowledges that:

(i) This Agreement, including any Credit Support Document, is a “master netting agreement” as defined in the U.S. Bankruptcy Code (the “Code”), and a “netting contract” as defined in the netting provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), and this Agreement, including any Credit Support Document, and each Transaction hereunder is of a type set forth in Section 561(a)(1)-(5) of the Code;

(ii) Counterparty is a “master netting agreement participant,” a “financial institution,” a “financial participant,” a “forward contract merchant” and a “swap participant” as defined in the Code, and a “financial institution” as defined in the netting provisions of FDICIA;

(iii) The remedies provided herein, and in any Credit Support Document, are the remedies referred to in Section 561(a), Sections 362(b)(6), (7), (17) and (27), and Section 362(o) of the Code, and in Section 11(e)(8)(A) and (C) of the Federal Deposit Insurance Act;

(iv) All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are “margin payments,” “settlement payments” and “transfers” under Sections 546(e), (f), (g) or (j), and under Section 548(d)(2) of the Code; and

(v) Each obligation under this Agreement, any Credit Support Document or any Transaction hereunder is an obligation to make a “margin payment,” “settlement payment” and “payment” within the meaning of Sections 362, 560 and 561 of the Code.

(q)

Limitation of Liability. The Sponsor and the parties acknowledge and agree that, except for the representations and agreements of the Sponsor contained in this Agreement, the Sponsor is acting only as agent of the Fund, and not as a principal. Notwithstanding anything to the contrary contained in the Agreement, Counterparty shall not have recourse to the assets of the Sponsor.

WITH RESPECT TO CLAIMS UNDER THIS AGREEMENT, NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR EXEMPLARY, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO ANY OTHER PARTY EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT ARE DEEMED TO BE SUCH DAMAGES.

IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

(r)

ISDA Definitions. Unless otherwise specified in a Confirmation, this Agreement, each Confirmation and each Transaction incorporates, and is subject to and governed by the 2000 ISDA Definitions and the 2005 ISDA Commodity Derivatives Definitions, all as amended, supplemented, updated, and restated from time to time (collectively, the “Definitions”).

(s)

Inconsistency. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(t)	Accounts. If a Confirmation does not state the account to which, or the currency in which, payments are to be made, they shall be made in United States Dollars to the following accounts:

Counterparty
Pay:
For the Account of:
Account No/CHIPS UID:
Fed. ABA No.:

The Fund
	Pay:	_______________________
	For the Account of:	_______________________
	Account No/CHIPS UID:	_______________________
	Fed. ABA No.:	_______________________

(u)

Limitation of Rate. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the Default Rate, Non-default Rate, or Termination Rate exceed the Highest Lawful Rate. For purposes hereof, “Highest Lawful Rate” shall mean, with respect to each party, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the subject indebtedness under the law applicable to such party.

(v)

Confidentiality. Any information made available by one party or its Credit Support Provider to the other party or its Credit Support Provider (if any) with respect to this Agreement or any Transaction hereunder is confidential and shall not be discussed with or disclosed to any third party, except for such information (i) as may become generally available to the public other than as a result of a violation of this Agreement, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, or ruling, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the other party or its Credit Support Provider (if any) in making such disclosure, (iv) as may be furnished to a regulator with jurisdiction over the party, or (v) as may be furnished to any person or entity (including, without limitation, that party’s auditors, attorneys, advisors, or financial institutions) with which the party has a written agreement or which are otherwise required to keep the information that is disclosed in confidence. Nothing herein shall restrict a party from providing data or information to pricing services or platforms that a party may participate in, provided that the identity of the party is not produced.

(w)

Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that this Agreement is entered into solely for the purpose of executing, delivering, engaging in and performing Commodity Contracts (as defined in the Facility Agreement).

(x)

Severability. If any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(y)	Method of Notice. Section 12(a)(ii) of the Master Agreement is deleted in its entirety.

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this document.

[Counterparty]	EACH FUND REGISTERED UNDER THE SECURITIES ACT OF 1933 LISTED ON EXHIBIT A ATTACHED HERETO, severally and not jointly
By: Sponsor

By:	By:

Name:	Name:
Title :	Title:
Date:	Date:

EXHIBIT A
TO
ISDA SCHEDULE TO THE MASTER AGREEMENT
DATED AS OF _______________

Each of the following is a Fund for purposes of this Agreement:

Short Funds

ETFS Short Oil
ETFS Short Natural Gas
ETFS Short Copper
ETFS Short Wheat
ETFS Short Gold

Long Funds:

ETFS Oil
ETFS Natural Gas
ETFS Copper
ETFS Wheat
ETFS Composite Agriculture
ETFS Composite Industrial Metals
ETFS Composite Energy
ETFS All Commodities

Leveraged Funds

ETFS Leveraged Oil
ETFS Leveraged Natural Gas
ETFS Leveraged Copper
ETFS Leveraged Wheat
ETFS Leveraged Gold

EXHIBIT B

[Sponsor’s Letterhead]

[date]

[Counterparty]

Ladies and Gentlemen:

In connection with over-the-counter transactions to be entered into between EACH FUND THE SHARES OF WHICH ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 (the “Securities Act”) LISTED ON EXHIBIT A TO THE SCHEDULE TO THE ISDA MASTER AGREEMENT DATED AS OF _________, as amended from time to time (the “Master Agreement”), severally and not jointly (the “Client”) acting by and through ETF SECURITIES USA LLC not in its individual capacity but as sponsor (“Sponsor”) and [     ] (“[Counterparty]”) which may include pre-paid, cash settled commodities purchase/sale contracts and other similar transactions (including any option with respect to any of these transactions and combinations of the foregoing) (collectively, “Derivative Transactions”) we hereby acknowledge, represent and warrant continuously to, and covenant and agree with, [Counterparty] that:

(a) We are a _____________ [registered under the ______________], as amended, and we are in compliance with the requirements of such ___. We are duly organized and validly existing in good standing under the laws of the jurisdiction of our organization.

(b) Pursuant to a management or advisory agreement with the Client, we have been duly authorized by the Client to take all requisite action on its behalf to enter into Derivative Transactions with [Counterparty] at our discretion and to execute confirmations of Derivative Transactions on its behalf. You may rely on our assurance that, on the basis of such investigation as we have deemed appropriate, we are satisfied that the person or persons who signed our management or advisory agreement were themselves properly authorized by the Client. In lieu of furnishing you with the specific evidence of our authority to enter into Derivative Transactions, we request that you rely upon this letter as conclusive evidence of such authority with respect to any Derivative Transaction.

(c) The Client is an “eligible contract participant” as that term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended. The Client is aware that it is exposed to losses with respect to Derivative Transactions which may be unlimited and which, with respect to Derivative Transactions that are options, could include the loss of its entire investment in such option. Accordingly, each time we enter into a Derivative Transaction on behalf of the Client, the Client will have the financial ability to bear the economic risk of such Derivative Transaction, and adequate means to provide for its current needs and personal or other contingencies. We have knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of Derivative Transactions on behalf of the Client, and prior to entering into a Derivative Transaction on behalf of the Client, we shall determine that such Derivative Transaction is suitable for the Client.

(d) We acknowledge that Derivative Transactions entered into between [Counterparty] and the Client will not be registered under the Securities Act, or under the securities laws of any state; that no federal or state agency has passed upon any prospective Derivative Transaction or made any finding or determination as to the fairness of any Derivative Transactions; and that the offer of and entry into Derivative Transactions is intended to be exempt from registration under the Securities Act. We assure you that with respect to any Derivative Transaction entered into between [Counterparty] and the Client, or any portion thereof, that may constitute a “security” under the Securities Act (a “Derivative Security”) the Client will acquire its interest in Derivative Securities for its own account for investment and not with a view to, or in connection with, any distribution of such interests, and that neither we nor the Client will sell or otherwise transfer a Derivative Security without registration under the Securities Act or an exemption therefrom. The Client is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

(e) We represent (which representations will be deemed to be repeated at all times until the termination of the Master Agreement) that the Client is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Tax Code), to which Section 4975 of the Tax Code applies, (iii) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Tax Code by reason of Section 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise, or (iv) a “governmental plan” (as defined in ERISA or the Tax Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any federal, state, local or non-U.S. law, rule or restriction substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Tax Code (“Similar Law”). We will provide notice to [Counterparty] in the event that we are aware that we or the Client are in breach of any aspect of this representation or are aware that with the passing of time, giving of notice or expiry of any applicable grace period we or the Client will breach this representation. We agree to indemnify and hold harmless [Counterparty] and its affiliates from and against any cost, damage or loss (including without limitation any excise taxes, fines, penalties, interest, profits disgorged, restitution, and any related attorneys fees and expenses) (“Losses”) incurred by [Counterparty] or any its affiliates as a result of any of the representations in this paragraph being or becoming untrue or any breach of ERISA, Section 4975 of the Tax Code or Similar Law caused by the us or the Client which exposes [Counterparty] or any its affiliates to any Losses. The foregoing sentence will remain in full force and effect in the event that the Master Agreement and/or all Transactions hereunder are terminated.

(f) In the event [Counterparty] or any of its affiliates becomes involved in any capacity in any action, proceeding or investigation arising out of or based upon any false representation or warranty or breach or failure by us to comply with any covenant or agreement made by us herein, or in any other document furnished to [Counterparty] by us in connection with Derivative Transactions with the Client, or any breach of ERISA, Section 4975 of the Tax Code or Similar Law caused by us or the Client, or in the event the Client brings any action or claim against [Counterparty] alleging a breach of any of the foregoing representations, warranties, covenants or agreements, including, without limitation, an action or claim that a Derivative Transaction between [Counterparty] and the Client was unauthorized or unsuitable for the Client, we will indemnify [Counterparty] against any losses, claims, damages, liabilities, or costs (including, without limitation attorneys’ fees and costs) to which it may become subject or may incur in connection with any such matter. Our reimbursement and indemnity obligations under this paragraph shall be in addition to any liability which we may otherwise have. This paragraph will remain in full force and effect in the event that the Master Agreement and/or all Transactions hereunder are terminated.

(g) We will notify you immediately in the event that our business relationship with the Client is terminated or our authority to act as agent for the Client with respect to the obligations arising under (i) any Derivative Transaction which we may enter into with [Counterparty] on behalf of the Client, or (ii) the Master Agreement is terminated or modified. We understand and acknowledge that [Counterparty] will rely on the foregoing representations, warranties, covenants and agreements when offering to enter into Derivative Transactions with our Client. We agree to notify [Counterparty] immediately at the address above, attention Legal Affairs, if at any time we discover or learn of facts at variance with the foregoing representations and warranties.

Very truly yours,

ETF SECURITIES USA LLC
By:

Name:

Title:

ISDA

CREDIT SUPPORT ANNEX

to the Schedule

to the Master Agreement

dated as of__________, 2011

between

_____________ (“Party A”)	and	EACH FUND REGISTERED UNDER THE SECURITIES ACT OF 1933 LISTED ON EXHIBIT A OF THE SCHEDULE (“Party B”)

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations.”

(i) The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: None
With respect to Party B: None

(ii) The terms of :Paragraph 2 will be deleted and the following substituted therefor:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for Party A’s Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set off against all Collateral (as defined in the Control Agreement) and any and all other Posted Collateral credited to the Account (as defined in the Control Agreement) or otherwise Transferred to or received by the Secured Party for crediting to the Account. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.”

“Control Agreement” has the meaning given in Paragraph 13(m)(vii) below. Words and expressions defined in the Control Agreement shall where the context requires or admits have the same meanings in this Agreement.

All deliveries or payments of Posted Collateral to the Secured Party hereunder shall be made by delivery or payment into the Account.

(b)	Credit Support Obligations.

	(i)	Delivery Amount, Return Amount and Credit Support Amount.

		(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a); provided, however, that no Delivery Amount will be due from Party B.

		(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

		(C)	“Credit Support Amount” has the meaning specified in Paragraph 3.

		(D)	The following changes will apply:
(1) in Paragraph 3(a) the words “,upon a demand made by the Secured Party on or promptly following a Valuation Date,” will be deleted; and

(2) in Paragraph 3(b) the words “upon a demand made by the Pledgor on or promptly following a Valuation Date,” will be deleted and the words “then the Secured Party will Transfer” shall be replaced by the words “then the Pledgor shall have the right, under the Control Agreement, to instruct the Collateral Agent to Transfer”.

(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

	Eligible Collateral	Party A	Party B	Valuation Percentage

(A)	Cash in U.S. Dollars; provided that Cash may be invested in AAA-rated government, USD Treasury, or AAA-rated prime money market funds that are made available by the Collateral Manager from time to time	X	X	100%

(B)	US Treasury Securities (other than (i) interest-only securities and principal only securities and (ii) inflation linked securities) issued by the U.S. Treasury Department having a remaining maturity of not more than one year	X	X	100%

(C)	US Treasury Securities (other than (i) interest-only securities and principal only securities and (ii) inflation linked securities) issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than 5 years	X	X	100%

(D)	US Treasury Securities (other than (i) interest-only securities and principal only securities and (ii) inflation linked securities) issued by the U.S. Treasury Department having a remaining maturity of more than 5 years but not more than 10 years	X	X	99%

(E)	US Treasury Securities (other than (i) interest-only securities and principal only securities and (ii) inflation linked securities) issued by the U.S. Treasury Department having a remaining maturity of more than ten years	X	X	98%

(F)	Fully modified pass-through certificates (“GNMA Certificates”) in book-entry form which are guaranteed by the Government	X		98%

	National Mortgage Association;

(G)	AAA-rated securities backed by student loans under Sallie Mae marketing Association (“SLMA”)		X	95%

(H)

Supranational bonds issued by the International Bank for Reconstruction and Development, the European Investment Bank, the Council of Europe, the Asian Development Bank or the Inter-American Development Bank, or the Agency for International Development, provided that such securities are rated AAA by Standard & Poors or Aaa by Moody’s Investors Service, and the remaining maturity is:

			X

	(i) not more than five years			97%
	(ii) more than five years and not more than ten years			96%
	(iii) more than ten years			95%

(I)	(i) Corporate debt securities that are rated at least BBB- by Standard & Poors or Baa3 by Moody’s Investors Service at the issue level, in the following markets; Canada, UK, USA, Italy, France, Germany, Japan		X	95%

	(ii) Convertible bonds that are rated at least BBB- by Standard & Poors or Baa3 by Moody’s Investors Service at the issue level, and which has an underlying equity that is a constituent of one of the following major indices;			95%
	Country	Major Index
	Canada	S&P/TSX 60
	UK	FTSE 100
	USA	S&P 500
	Italy	FTSE MIB
	France	CAC 40
	Germany	DAX 30

	Japan	NIKKEE 225

(J)	(i) Common equities that are constituents of one of the G7 stock indices set forth below:		X	95%
	Country	Major Index
	Canada	S&P/TSX 60
	UK	FTSE 100
	USA	S&P 500
	Italy	FTSE MIB
	France	CAC 40
	Germany	DAX 30
	Japan	NIKKEE 225

(ii) preferred equities of issuers of common shares identified in clause (i) above
(iii) American Depositary Receipts listed on the NYSE Composite or the AMEX Composite
(iv) exchange-traded funds identified in Schedule I.

	(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: None

	(iv)	Thresholds.

		(A)	“Independent Amount” means with respect to Party A: USD 0
“Independent Amount” means with respect to Party B: USD 0

		(B)	“Threshold” means, with respect to Party A: USD 0.
“Threshold” means, with respect to Party B: Infinity.

		(C)	“Minimum Transfer Amount” means, with respect to Party A: USD 100,000.
“Minimum Transfer Amount” means, with respect to Party B: USD 100,000.

		(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of USD 10,000, respectively.

(c)	Valuation and Timing.

	(i)	“Valuation Agent” means in respect of “Value” the Collateral Manager and in respect of “Exposure” the Pledgor, calculated as described in [the Calculation Agency Agreement].

All calculations of Value and Exposure for purposes of Paragraph 3 will be made by the applicable Valuation Agent (and in the case of Exposure, confirmed by the Secured Party) as of the Valuation Time. The Pledgor acting in its capacity as Valuation Agent with respect to Exposure will notify the Secured Party and the Collateral Manager of its calculations of Exposure not later than 8:00 a.m., New York time, on the applicable Valuation Date and the Secured Party will confirm or reject such calculations of Exposure (or confirm that the Secured Party has not received notice of the calculation of Exposure from the Pledgor) by notice to the Pledgor and the Collateral Manager not later than 9:00 a.m., New York time, on the applicable Valuation Date (it being understood and agreed that: (i) if on any Local Business Day (x) the Secured Party fails to confirm the Pledgor’s calculation of Exposure (other than because the Secured Party has rejected such calculation or because the Pledgor has failed to provide such calculation) in accordance with the foregoing and the provisions of the Control Agreement or (y) the Pledgor fails to provide its calculation of Exposure in accordance with the foregoing and the provisions of the Control Agreement, then “Exposure” for such date shall be the Exposure in effect as of the Valuation Time and such calculation of Exposure shall be applied for purposes of this Agreement and the Control Agreement (until otherwise determined in accordance with the provisions of this Agreement and the Control Agreement),

(ii)	if on any Local Business Day the Secured Party rejects the Pledgor’s calculation of Exposure, “Exposure” for such date shall be determined in accordance with the provisions of Paragraph 5, and

(iii)

the Collateral Manager is required to notify the Secured Party and the Pledgor of its calculations of Value of the Posted Collateral not later than 9:00 a.m., New York time, on each Valuation Date pursuant to the Control Agreement).

(ii)	“Valuation Date” means each Local Business Day.

(iii)

“Valuation Time” means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same day.

(iv)	“Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(v)	“Transfer Timing” The terms of Paragraph 4(b) are deleted and the following substituted therefor:

“Subject to Paragraphs 4(a) and 5, and unless otherwise specified, in the case of (i) a Transfer obligation of the Pledgor under Paragraph 3(a) or (ii) or an entitlement of the Pledgor to direct the Collateral Manager to Transfer Posted Collateral from the Account under Section 3(b), if on any Local Business Day a Margin Call under Clause 2.4(b) Schedule 1 to the Control Agreement or an instruction to redeliver Collateral under Clause 2.4(c) of Schedule 1 to the Control Agreement results in a Delivery Amount or Return Amount being due, the relevant Transfer of Eligible Collateral or Posted Collateral to or from the Account will be made not later than the close of business (New York time) on such Local Business Day or (ii) if and to the extent that any of the events described in any of clauses (I), (II), (III) and (IV) of Paragraph 5 occur on such Business Day, then the relevant Transfer of Eligible Collateral or Posted Collateral to or from the Account will be made not later than the close of business (New York time) on the following Business Day”

(e)	Substitution.

	(i)	Substitution Date. Paragraph 4(d)(ii) is deleted and the following substituted therefor:

“(ii) subject to Paragraph 4(a), the Pledgor shall be entitled to the return of items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support (the “Substitution Date”) so long as Pledgor gives such notice by [2:00 p.m. New York time (the “Substitution Notification Time”) on the day preceding the Substitution Date]. If such demand is made after the Substitution Notification Time, then the Substitution Date shall be the second Local Business Day following Secured Party’s receipt of such notice. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support, as calculated by the Valuation Agent.”

	(ii)	Consent. Not Applicable.

(f)	Dispute Resolution.

	(i)	Paragraph 5 is deleted and the following substituted therefor:

“If (I) on any Local Business Day, the Exposure reported by the Pledgor is not confirmed by the Secured Party because of the Secured Party’s rejection of the Pledgor’s reported amount, (II) the Pledgor disputes the Collateral Manager’s determination as Valuation Agent of the Value of any Transfer to or from the Account of Eligible Collateral or Posted Collateral on any Local Business Day, (III) the Pledgor, in its capacity as Valuation Agent, fails on any Local Business Day to comply with its obligations hereunder and under the Control Agreement to notify the Collateral Manager and the Secured Party of the Exposure when due or (IV) the Collateral Manager in its capacity as Valuation Agent fails on any Local Business Day to comply with its obligations to notify the Secured Party and the Pledgor of the aggregate Value of the Posted Collateral when due then:

(1) in the case only of (I) above, a dispute shall automatically be deemed to have arisen for resolution in accordance with the remaining provisions of this Paragraph 5;
(2) in the case only of (II) above, the Pledgor will notify the Secured Party and the Collateral Manager not later than 11.00 a.m. (New York time) on such Local Business Day;
(3)

(x) in the case only of (I) above but subject to Paragraph 4(a), an amount equal to the Delivery Amount or Return Amount, as applicable, based on the Exposure in effect as of the immediately preceding Local Business Day will be Transferred to or from the Account (as applicable) not later than the close of business in New York on such Business Day and (y) in the case only of (II) above but subject to Paragraph 4(a), any undisputed amount will be Transferred to or from the Account (as applicable) not later than the close of business in New York on such Local

Business Day;
(4)

in the case only of (I) above, the parties acting as co-Valuation Agents will attempt to resolve the dispute and in the case only of (II) above, the Pledgor will work with the Collateral Manager to resolve the dispute in accordance with the provisions of the Control Agreement; and

(5)

if (x) in the case of (I) above, the parties fail to resolve the dispute by 12:00 noon, New York time, on the Local Business Day the report containing the disputed Exposure amount was delivered, or (y) an event described in clause (III) or (IV) occurs, then:

(i)

In the case of a dispute involving a Delivery Amount or Return Amount the Substitute Valuation Agent will (a) in the case of a failure to calculate a Value or Exposure, calculate the Exposure or Value (as applicable) as of the Recalculation Date, or (b) in the case of a disputed calculation of Exposure, the Substitute Valuation Agent appointed by the parties shall recalculate the Exposure as of the Recalculation Date in both cases by:

		(A)	utilizing any calculations of Exposure that the parties have agreed are not in dispute; and
(B)

calculating the Exposure in dispute; provided that if the Substitute Valuation Agent is unable after the application of commercially reasonable efforts to calculate the Exposure then the Pledgor’s original calculations in its capacity as Valuation Agent will be used; and

		(C)	utilizing the procedures specified in Paragraph 12 for calculating the Value, if disputed, of Posted Collateral.
	(ii)	[reserved].
(iii)

In the case of the occurrence of an event described in clause (III) or (IV), the Substitute Valuation Agent appointed by the parties shall calculate the Exposure and the Value of Posted Collateral as of the Recalculation Date and any Delivery Amount or Return Amount arising as a consequence thereof.

Following a recalculation pursuant to this Paragraph, the Substitute Valuation Agent will notify the Secured Party and the Pledgor (and the Secured Party and the Pledgor will in turn notify the Collateral Manager) not later than 2 p.m. New York time on the Local Business Day on which the notice of the dispute is given under this Paragraph 5 or an event described in clause (I), (III) or (IV) occurs. The Pledgor shall, following that notice by the Substitute Valuation Agent or a resolution pursuant to (5) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer to the Account or be entitled to direct the Collateral Manager to make the appropriate Transfer from the Account, as applicable. Notwithstanding anything herein to the contrary, in any circumstance above in which a Substitute Valuation Agent is intended to be appointed, the Secured Party and the Pledgor may, by mutual agreement in writing, agree to not appoint a Substitute Valuation Agent and attempt to resolve any dispute between themselves.

Where this Paragraph 5 provides for the participation of a Substitute Valuation Agent, the Pledgor and Secured Party will (to the extent they do not agree otherwise pursuant to this Paragraph 5) appoint a leading independent market-maker in the relevant securities or obligations that is not affiliated with either party or the Collateral Manager to act as

Valuation Agent (the “Substitute Valuation Agent”). If the parties are unable to agree on a Substitute Valuation Agent by 12:30 p.m. (New York time) on the date on which the original calculation or determination was scheduled to be made, and the parties have not decided to forego a Substitution Valuation Agent in accordance with Paragraph 5, each party will appoint a leading independent market-maker in the relevant securities or obligations that is not affiliated with either party or the Collateral Manager, and such two market-makers jointly will appoint a third such market-maker by close of business on such date (such third market-maker, the “Substitute Valuation Agent”). The Substitute Valuation Agent will make such calculation or determination (acting as expert and not as arbitrator), whose calculation or determination will be binding on the parties and conclusive absent manifest error. For purposes of this definition, a market maker shall not be considered not independent solely because it is an Authorized Participant (as defined in the Facility Agreement) or have a similar role in relation to any other securities issued by a member of the same group as the Secured Party.”

(ii)

Value. For the purpose of Paragraph 5, the Value of Posted Credit Support of the type described in Paragraph 13(b)(ii)(B), (C) or (D) (referred to herein as “Government Obligations”) will equal the Valuation Percentage multiplied by the sum of (A) either (1) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Government Obligations, which market maker shall be selected by the Disputing Party in good faith and in a commercially reasonable manner, or (2) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the day next preceding such date, on which such quotations were available, and (B) accrued interest on such Government Obligations (except to the extent included in the applicable price referred to in clause (A) above).

	(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

	(i)	Eligibility to Hold Posted Collateral; Collateral Manager; Control Agreement.

(A) The parties hereto acknowledge and agree that Party A, Party B and the Collateral Manager have entered into the Control Agreement (as it may be amended from time to time) under which terms the Collateral Manager holds Posted Collateral in one or more accounts (each, a “Collateral Account”) maintained in the United States of America in the name of Party A in a manner that is consistent with the terms of this Annex.

(B) Party A and Party B may replace the Collateral Manager upon (X) their mutual agreement or (Y) the failure of the Collateral Manager to maintain a long term debt or deposit rating of at least “A3” from Moody’s and “A-” from S&P.

(C) In the event of any conflict between the terms of this Annex and the Control Agreement, the terms of this Annex shall control with respect to Party A and Party B. Initially, and subject to further amendment of this Annex or the Control Agreement by the parties hereto, the Collateral Manager is as set forth in the Control Agreement.

	(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party A and will not apply to Party B.

(h)	Distributions and Interest Amount.

The Interest Amount shall be paid in accordance with the provisions of the Control Agreement.

(i)	Additional Representation(s). None.

(j)	Other Eligible Support and Other Posted Support.

(i) “Value” shall have no meaning with respect to Other Eligible Support.
(ii) “Transfer” shall have no meaning with respect to Other Eligible Support.

(k)

Demands and Notices. Any demand, specification or notice under this Annex (each, a “Notice”), other than a Notice pursuant to Paragraph 4(d), may be delivered orally, including by telephone. If such Notice is delivered orally, such oral Notice shall be confirmed promptly in writing (a “Notice Confirmation”) by tested telex, facsimile or actual delivery. Failure to provide that Notice Confirmation will not affect the validity of that oral Notice. All Notices shall be delivered to the following addresses:

with respect to Party A:

Attention:
Telephone:
Email:

with respect to Party B:

c/o ETF Securities (US) LLC
48 Wall Street, 11th Floor
New York, NY 10005
Telephone: (212) 918-4954

(l)	Addresses for Transfers. Addresses for Transfers of Collateral for each party shall be supplied on or before the date of initial Transfer hereunder.

(m)	Other Provisions.

(i) UCC. This Credit Support Annex is a Security Agreement under the New York UCC.

(ii) Collateral Asset Definitions. The definitions and provisions contained in the Collateral Asset Definitions First Edition – 2003 (the “Collateral Asset Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Annex. In the event of any inconsistency between any of the following, the first listed shall prevail: (i) this Annex, (ii) the Agreement and (iii) the Collateral Asset Definitions.

(iii) Multiple Annexes. This Annex has been signed by multiple parties; namely Party A, on the one hand, and each Party B, on the other. The parties have signed one document for administrative convenience and to avoid a multiplicity of documents. Notwithstanding any other provision of this Annex, and as further set forth in Part 5(h) of the Master Agreement, the parties expressly intend that this document will function and be construed as if Party A had signed a separate Annex with each Party B individually. Except as may be specifically agreed in writing, each Party B shall be liable only for its own obligations and no Party B shall be a guarantor of or jointly liable for the obligations of another Party B.

Upon the accession of a new Fund in accordance with the Facility Agreement dated __________, 2011 between Party A and Party B, Exhibit A of the Master Agreement shall be deemed to be amended to include such new Fund with the effect that such new Fund shall become an additional Party B under the Master Agreement and this Annex as if Party A had signed a separate bilateral Master Agreement and Annex with such new Fund individually. Upon the retirement of a Fund in accordance with the Facility Agreement, Exhibit A to the Master Agreement shall be deemed to be amended to delete such Fund with the effect that the Master Agreement and Annex entered into between Party A and such Fund be terminated with effect from the date of such retirement.

(iv) Single Secured Party and Single Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 1(b) or the definitions in Paragraph 10), (a) the term Secured Party as used in this Annex means only Party B, (b) the term Pledgor as used in this Annex means only Party A and only Party A will make transfers of Eligible Credit Support hereunder as a Delivery Amount, and (c) in the calculation of any Credit Support Amount, where the Secured Party’s Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

(v) Definitions. Paragraph 12 is hereby amended by adding, or where such term is already appears in Paragraph 12, replacing, in alphabetical order, the following:

“Control Agreement” means the control and custodian agreement dated ________, 2011 , between and among Party A, Party B and J.P. Morgan Chase Bank, N.A. as collateral manager (the “Collateral Agent”).”

“Exposure” means, in respect of any Valuation Time or other time for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the sum of the Price on such date of each and every Commodity Contract in issue as at the applicable Valuation Time, in respect of which the Pledgor has received or is deemed to have received the applicable Creation Amount.

“Facility Agreement” means the Facility Agreement entered into between the parties dated ________, 2011 and words and expression defined in the Facility Agreement shall where the context requires or admits have the same meanings in this Agreement.

“Interest Amount” means any interest amount received on cash credited to the Collateral Account in accordance with the terms of the Control Agreement.

“Pledgor” means Party A

“Price” means “Price” as defined in and determined by the Valuation Agent in accordance with the Facility Agreement.

“Secured Party” means Party B.

(vi) Published Annex. The parties agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form – ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc. (“ISDA CSA Published Form”) and in the event of any inconsistency between Paragraphs 1-12 of this Annex and the ISDA CSA Published Form, the ISDA CSA Published Form shall prevail.

(vii) Paragraph 3. Credit Support Obligations. Paragraph 3(b) of the Credit Support Annex is hereby amended to include the following at the end thereof:

“Notwithstanding the provisions of Paragraph 13(b)(iv)(C), when the Credit Support Amount with respect to a Pledgor on a Valuation Date is zero, then for the purpose of any Return Amount due to such Pledgor, the Minimum Transfer Amount with respect to the Secured Party shall be zero.”

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

EACH FUND LISTED ON EXHIBIT A OF THE SCHEDULE

By: [ ]
Sponsor

By:	By:

Name:	Name:
Title:	Title:
Date:	Date: